Exhibit 23.2

• Main Office 133-10 39TH Avenue Flushing, NY 11354 Tel. (718) 445-6308 Fax. (718) 445-6309 • California Office 36 W. Bay State Street Alhambra, ca 91801 Tel. (626) 282-1630 Fax. (626) 282-9726

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-l/A No. 2 of our report dated October 13, 2017 relating to the consolidated financial statements of Datasea Inc. and Subsidiaries as of June 30, 2017 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

Flushing, New York
April 5, 2018